UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2006
MONTPELIER RE HOLDINGS LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Montpelier House
94 Pitts Bay Road
Pembroke HM 08
Bermuda
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 296-5550
Not applicable
(Former name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 1, 2006, Montpelier Re Holdings Ltd. entered into a separation agreement with C. Russell Fletcher III, who retired as the Company’s Chief Underwriting Officer on March 20, 2006. The Company and Mr. Fletcher have agreed that his service agreement, including all salary and benefits, will fully terminate on October 1, 2006; that the Company will pay $125,000, which is half of his 2006 annual bonus, in connection with the separation agreement; that the Company will waive the non-competition covenant in Mr. Fletcher’s service agreement insofar as it relates to White Mountains Re Group Ltd. and its affiliates (“White Mountains Re”), Mr. Fletcher’s intended new employer; and that all restricted share units, performance shares and performance units held by Mr. Fletcher after September 30, 2006 will be forfeited. White Mountains Re has agreed with the Company to pay half of Mr. Fletcher’s 2006 annual bonus and the value of the restricted stock units that would have vested at December 31, 2006, in addition to any salary and benefits agreed to with Mr. Fletcher, in exchange for the Company’s early release of Mr. Fletcher from employment and the waiver of the non-competition covenant with respect to White Mountains Re.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

October 3, 2006	/s/ Jonathan B. Kim
Date	Name:	Jonathan B. Kim
	Title:	General Counsel and Secretary